As filed with the Securities and Exchange Commission on October 31, 2001.
                                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 NETEGRITY, INC.
               (Exact name of issuer as specified in its charter)

                Delaware                                04-2911320
          (State of Incorporation)          (IRS Employer Identification Number)

                       52 Second Avenue, Waltham, MA 02451
                    (Address of Principal Executive Offices)

                                 (781) 890-1700
              (Registrant's telephone number, including area code)

                    NETEGRITY, INC. 2000 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                        Anthony J. Medaglia, Jr., Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed Maximum           Proposed Maximum
Title of Securities to be    Amount to be               Offering Price Per         Aggregate Offering       Amount of  Registration
registered                   registered(1)              Share(2)                   Price(2)                 Fee

Common Stock, par value      2,300,000 Shares           $11.19                     $25,737,000.00           $6,434.25
$.01 per share



(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act") on the basis of the high and low selling prices per share of Netegrity, Inc.'s Common Stock on October 30, 2001, as reported on the Nasdaq National Market which was $11.19.

                                      NOTE

         This Registration Statement is being filed solely for the purpose of registering 2,300,000 additional shares of Common Stock of Netegrity, Inc. issuable pursuant to the 2000 Stock Incentive Plan (the "Option Plan") originally adopted in 2000. The total number of shares issuable under the Option Plan is 5,300,000 as of October 29, 2001, of which 3,000,000 shares were previously registered on Form S-8 (Reg. No. 333-48428). Pursuant to Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333-48428) is herein incorporated by reference. The amounts listed hereunder reflect a 3:2 split of the Common Stock of Netegrity, Inc. on September 1, 2000.



ITEM 8. EXHIBITS

Number            Description

4.1               2000 Stock Incentive Plan

5.1               Opinion of Hutchins, Wheeler & Dittmar, A Professional
                  Corporation.

23.1 Consent of Hutchins, Wheeler & Dittmar, a Professional Corporation (included in Exhibit 5.1).

23.2              Consent of PricewaterhouseCoopers LLP.

24.1              Powers of Attorney (See Page II-2).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on October 25, 2001.

                                           NETEGRITY, INC.



                                           By  /s/Barry N. Bycoff
                                               Barry N. Bycoff
                                               Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Barry N. Bycoff his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                                         Date


s/sBarry N. Bycoff                                   Chairman   of  the   Board   of   Directors,            October 29, 2001
Barry N. Bycoff                                      President,    Chief    Executive    Officer,
                                                     Treasurer and Director (principal  executive
                                                     officer   and   principal    financial   and
                                                     accounting officer)

/s/Paul F. Deninger                                  Director                                                October 29, 2001
Paul F. Deninger


/s/Eric R. Giler                                     Director                                                October 29, 2001
Eric R. Giler


/s/Lawrence D. Lenihan                               Director                                                October 29, 2001
Lawrence D. Lenihan


/s/Ralph B. Wagner                                   Director                                                October 29, 2001
Ralph B. Wagner


/s/Michael L. Mark                                   Director                                                October 29, 2001
Michael L. Mark


                                INDEX TO EXHIBITS

Exhibit
Number

4.1        2000 Stock Incentive Plan.

5.1        Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.

23.1     Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation
                               (included in Exhibit 5.1).

23.2     Consent of PricewaterhouseCoopers LLP.

24.1       Powers of Attorney (See page II-2).